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                                                                   EXHIBIT 12.2

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                        CORN PRODUCTS INTERNATIONAL, INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


(in millions, except ratios)
                                             2000          1999        1998         1997         1996
                                          ---------     ---------    --------    ---------     --------
*Income before extraordinary charges,
income taxes and minority equity:         $   121.9*    $   122.0    $   71.0    $    18.0*    $   40.0
Fixed charges                                  69.6          47.3        24.0         34.4         38.0
Capitalized interest                           (9.4)         (6.3)       (3.7)        (3.3)        (8.1)
                                          ---------     ---------    --------    ---------     --------
                                          $   182.1     $   163.0    $   91.3    $    49.1     $   69.9
                                          =========     =========    ========    =========     ========

RATIO OF EARNINGS TO FIXED CHARGES             2.62          3.45        3.80         1.43         1.84
                                          =========     =========    ========    =========     ========


FIXED CHARGES:
Interest expense on debt                  $    68.1     $    45.8    $   22.5    $    32.9     $   37.0
Amortization of discount on debt                0.2            --          --           --           --
Interest portion of rental expense on
   operating leases                             1.3           1.5         1.5          1.5          1.0
                                          ---------     ---------    --------    ---------     --------
Total                                     $    69.6     $    47.3    $   24.0    $    34.4     $   38.0
                                          =========     =========    ========    =========     ========


Income before income taxes and
   minority equity                        $   101.9     $   122.0    $   71.0    $   (91.0)    $   40.0
Restructuring charges                          20.0           0.0         0.0        109.0          0.0
                                          ---------     ---------    --------    ---------     --------
Adj. Income                               $   121.9     $   122.0    $   71.0    $    18.0     $   40.0
                                          =========     =========    ========    =========     ========

* - Income before extraordinary charges, income taxes and minority equity does not include special charges, restructuring and spin-off costs.